Satellite Security Corporation Announces Approval of Reverse Stock Split

San Diego, August 6, 2007 – Satellite Security Corporation (OTCBB:SSCY), today announced that the Company's Board of Directors, and a majority of its stockholders, have approved a 500 for 1 reverse stock split.  The Company will file a certificate of amendment to our articles of incorporation with the Nevada Secretary of State to effect the reverse split.  Under the certificate of amendment, every 500 shares of the Company’s common stock that are issued and outstanding immediately prior to the filing of the certificate of amendment will be combined into one issued and outstanding share of common stock. Neither the par value per share of the Company’s common stock ($0.001) nor the total number of authorized shares of the Company’s common stock (250,000,000) will change.  No fractional shares of common stock will be issued in connection with the effectiveness of the reverse split.  Instead, the Company will round up and issue a whole share to each affected stockholder.

For more information contact Trish Malone at 619-977-1515.